Exhibit 4.2

BYLAWS

OF

FELCOR LODGING TRUST INCORPORATED

* * * * *

ARTICLE I

OFFICES

          Section 1.1.     Offices. The corporation may have offices at such places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.	Annual Meetings.

          (a)       Annual meetings of stockholders shall be held each year at such date and time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, at any place within the United States or by remote communication for the purpose of electing a Board of Directors, and transacting such other business as properly may be brought before the meeting.

          (b)       Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the corporation first mailed the notice for the prior year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the later of the tenth day following the day on which the first public disclosure of the date of the annual meeting was made or the ninetieth day before the date of the meeting. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting, other than nominations for election of directors, a description of such item and the reasons for conducting such business at the meeting. Such notice shall also set forth as to the proposing stockholder: (1) the name and address, as they appear on the corporation’s records, of such stockholder, (2) a representation that the stockholder is a holder of record of shares of stock of the corporation entitled to vote with respect to the proposed business and intends to appear in person or by proxy at the meeting to move the consideration of the proposed business, (3) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (5) a detailed description of any hedging, derivative, swap or other transactions or series of transactions engaged in by or on behalf of such stockholder, or any agreement, arrangement or understanding (including any short position, or any borrowing or lending of stock) to which such stockholder is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of stock price changes for, or increase the voting power of, such stockholder with respect to any stock of the corporation, or otherwise to reduce the economic risk or benefit of ownership of any stock of the corporation to such stockholder. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

          (c)        A stockholder’s notice to the Secretary of nominations of persons for election to the Board of Directors at a meeting of stockholders must be made in accordance with Section 3.1(b) of these Bylaws.

          Section 2.2.     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Charter, may be called at any time by the Chairman, the Chief Executive Officer or the President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors, a majority of the “Independent Directors” (as defined in Section E of Article VI of the Charter), or, subject to the provisions of Section 2-502(b) and (c) of the Maryland General Corporation Law, at the request in writing of stockholders entitled to cast not less than 25%1 of the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the proposed meeting. The location (unless the meeting is held by

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1 Maryland law permits this threshold to be up to a majority. Because the Board of Directors may amend this provision at any time, it would be free to do so whenever confronted with a potential hostile or activist stockholder. (Depending on the methodology used to make the change, either an 8-K or a Maryland filing would be required.)

remote communication) and time of any such meeting shall be determined in the same manner as for regular meetings of stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 2.3.     Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting.

          Section 2.4.     Quorum; Vote Required for Action. A director shall be elected by a majority of the votes cast with respect to the director at a meeting of stockholders duly called at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of all votes cast for election of directors at the meeting. For purposes of this Section 2.4, a majority of the votes cast with respect to a director means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. There shall be no cumulative voting. Each share of stock shall be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Except as otherwise provided by law or by the Charter, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum at each meeting of the stockholders and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 2.5.     Adjournments. Notwithstanding any other provisions of these Bylaws, the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting and to each other stockholder entitled to notice of the meeting.

          Section 2.6.     Voting Rights; Proxies. Unless otherwise provided by law or by the Charter, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the stock of the corporation having voting power held by such stockholder, but no proxy shall be valid for more than eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless it is expressly provided therein to be irrevocable and it is coupled with an interest. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 2.7.	Consent of Stockholders in Lieu of Meeting.

(a)       Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action so taken shall be (i) given in writing or by electronic transmission by each stockholder entitled to vote on the matter and (ii) filed in paper or electronic form with the records of stockholders meetings.

(b)       The holders of any class of stock of the corporation, other than common stock, may take action or consent to any action, that would otherwise be required or permitted to be taken at a meeting of the stockholders, by delivering a consent or consents in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting, provided that the corporation shall give notice of the action to each holder of the class of stock not later than ten days after the effective time of the action.

(c)       Any consent given by stockholders in accordance with this Section 2.7 may not take effect unless consents be given by a sufficient number of stockholders to take action are delivered to the corporation within 60 days after the date on which the earliest consent is dated and delivered to the corporation.

(d)       Any consent given by a stockholder in accordance with this Section 2.7 shall be delivered to the corporation by delivery to its principal office in Maryland, its resident agent, or the officer or agent of the corporation that has custody of the book in which proceedings of minutes of stockholders meetings are recorded. A stockholder may deliver the consent, if in paper form, by hand, by certified or registered mail, return receipt requested, or by electronic transmission.

          (e)       Any stockholder of record seeking to have stockholders take any action or consent to any action in writing or by electronic transmission may, by written notice to the Secretary, request that the Board of Directors fix a record date for determining the stockholders for that purpose. The Board of Directors may then fix a record date in accordance with Section 2.8 of these Bylaws. If no record date has been fixed by the Board of Directors within ten days of the date on which the stockholder request is received, the record date will be determined in accordance with Section 2.8 of these Bylaws as if no record date has been fixed by the Board of Directors.

          Section 2.8.     Record Date. In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date, if relating to a meeting of stockholders, shall not be more than 90 nor less than ten days before the date of the meeting of stockholders, nor more than 90 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the later of the close of business on the day on which notice is mailed or the thirtieth day before the meeting, and the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights shall be the close of business on the day on which the Board of Directors adopts the resolution declaring the dividend or allotment of rights, that the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted, and the record date for determining stockholders entitled to take any action or consents to any action in writing or by electronic transmission without a meeting shall be the first date on which a consent in writing or by electronic transmission setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with Section 2.7 of these Bylaws.

          A determination of stockholders of record entitled to notice of. or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting if the meeting is adjourned to a date not more than 120 days after the original record date; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 2.9.     Inspectors. The Board of Directors may, and the Board of Directors shall if required by statute, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the corporation outstanding and the voting power of each, the number of shares represented at the meeting, the validity of ballots and proxies and the existence of a quorum, and shall receive votes, ballots or consents, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, count all votes, ballots or consents, determine the results, certify their determination of the number of shares of capital stock represented at the meeting and their count of all votes and ballots and do such acts as are required by statute or are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 2.10. Conduct of Meetings. The Board of Directors may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1.	Number; Election.

(a)       Subject to the provisions set forth in the Charter, the number of directors shall be fixed in such manner as may be determined by the vote of a majority of the directors then in office. The directors of the corporation shall be classified as set forth in the Charter and the directors of each such class shall be elected at the annual meeting of stockholders held for the same year in which the term of such class expires as set forth in the Charter. A majority of the directors may elect from its members a Chairman. The Chairman, if any, shall hold this office until his successor shall have been elected and qualified.

(b)       Other than with respect to election of directors to fill a vacancy on the Board of Directors in accordance with Section 3.3, only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made by the Board of Directors (or an authorized committee thereof) or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Any nomination by a stockholder must be made by written notice to the Secretary delivered or mailed to and received at the principal executive offices of the corporation: (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the corporation first mailed the notice for the prior year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the tenth day following the day on which public disclosure of the date of the annual meeting was made or the ninetieth day before the date of the meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the later of the tenth day following the day on which the first public disclosure of the date of the special meeting was made or the ninetieth day before the date of the meeting. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above. A stockholder’s notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the corporation which are beneficially owned by such person (for the purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, and (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving notice: (1) the name and address, as they appear on the corporation’s records, of such stockholder, (2) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder (determined as provided in clause (x)(3) above), (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (5) a detailed description of any hedging, derivative, swap or other transactions or series of transactions engaged in by or on behalf of such stockholder, or any agreement, arrangement or understanding (including any short position, or any borrowing or lending of stock) to which such stockholder is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of stock price changes for, or increase the voting power of, such stockholder with respect to any stock of the corporation, or otherwise to reduce the economic risk or benefit of ownership of any stock of the corporation to such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The chairman of the meeting at which a stockholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this paragraph (b), and, in such event, the defective nomination shall be disregarded.

          Section 3.2. Independent Directors. Notwithstanding anything to the contrary herein, the majority of the Board of Directors shall be comprised of “Independent Directors” as set forth in Section E of Article VI of the Charter.

          Section 3.3.     Vacancies. Any vacancy on the Board of Directors may be filled outside of a meeting of stockholders in accordance with Section 2-407 of the Maryland General Corporation Law, subject to Section 3.13 of these Bylaws.

          Section 3.4.     Powers. The Board of Directors shall be vested with the powers set forth in Article X of the Charter.

          Section 3.6.     Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Maryland, or by remote communication, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time and place, if any, of holding regular meetings of the Board of Directors may be changed by the Chairman, the Chief Executive Officer or the President by giving written notice thereof as provided in Article III, Section 3.8 hereof.

          Section 3.7.     Special Meetings. Special meetings of the Board of Directors may be held whenever called by (i) the Chairman, the Chief Executive Officer or the President; (ii) the Chairman, the Chief Executive Officer, the President or the Secretary on the written request of a majority of the Board of Directors or a majority of the Independent Directors then in office; or (iii) resolution adopted by the Board of Directors. Special meetings may be held within or without the State of Maryland or may be convened by means of remote communication, as may be stated in the notice of the meeting.

          Section 3.8.     Notice of Meetings. Notice of the time, place and general nature of the business to be transacted at all special meetings of the Board of Directors, and notice of any change in the time or place of holding the regular meetings of the Board of Directors, must be given by written notice delivered personally, mailed or given by electronic transmission to each director at his business or resident address, or at an electronic address as it appears on the records of the corporation. Personally delivered notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by electronic transmission shall be given at least two days prior to the meeting. If given by electronic transmission, notice shall be deemed to be given when transmitted. A director entitled to notice pursuant to this Section 3.8 may waive such notice if (a) before or after the meeting, the director delivers a waiver, in writing or by electronic transmission, that is filed with the records of the meeting or (b) the director is present at the meeting.

          Section 3.9.     Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided by law or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; but a lesser number may adjourn the meeting from day to day, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 3.10.   Action by Unanimous Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or the committee of the Board of Directors, as the case may be, consent thereto in writing or by electronic transmission, and the consents are filed in paper or electronic form with the minutes of proceedings of the Board of Directors or the committee thereof. Effect shall be given to consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission or by electronic transmission not involving the physical transmission of paper provided that the electronic transmission creates a record that may be retained, retrieved and reviewed by the recipient and may be reproduced in paper form.

          Section 3.11.   Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

          Section 3.12.   Compensation. Independent Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 3.13.   Removal. Subject to the provisions set forth in the Charter regarding rights of holders of any class of stock separately entitled to elect one or more directors, any director or the entire Board of Directors may be removed only by the holders of shares entitled to cast a majority of the votes entitled to be cast generally for the election of directors. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from removal of a director.

          Section 3.14. Policies and Resolutions. The purchase, sale, retention and disposal of the corporation’s assets, the investment policies and the borrowing policies of the corporation and the limitations thereon or amendment thereof should at all times be in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.           Section 3.15.   Committees. The Board of Directors may appoint from among its members an executive committee and other committees comprised of one or more directors. A majority of the members of any committee so appointed, other than the executive committee, shall be Independent Directors and the executive committee, if appointed, shall be composed of any two or more directors. The Board of Directors shall appoint an audit committee comprised of not less than two members, a majority of whom are Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval (other than the election of directors), amend or repeal these Bylaws, approve any merger or share exchange which does not require stockholder approval, or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock, subject to classification or reclassification, and the terms on which any stock may be issued.

          Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

          One-third, but not less than two (except in the case of a committee composed of one director), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place (if any) of its meetings (which may be held by means of remote communication rather than in any one place), unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

          Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

          Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

ARTICLE IV

NOTICES

          Section 4.1.     Notices. Except as otherwise provided herein, or in the Charter, whenever, under the provisions of the Charter or these Bylaws, notice is required to be given to any person, such notice may be in writing and given in person, in writing or by mail, telecopy or other similar means of visual communication or may, to the extent permitted by Maryland law, be by electronic transmission, in either case addressed to such person, at his address as it appears on the records of the corporation, with postage or other transmittal charges thereon prepaid. Such notice shall be deemed to be given (i) if by mail, one day following the day when the same shall be deposited in the United States mail, and (ii) otherwise, when such notice is transmitted.

          Section 4.2.     Waiver of Notice. Whenever any notice is required to be given under the provisions of the Charter or these Bylaws, a waiver thereof in writing or other electronic transmission, signed or transmitted by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1.     Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The officers of the corporation shall include a President, a Treasurer and a Secretary and may also include, at the discretion of the Board of Directors, a Chairman, a Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Officers of the corporation shall be elected by the Board of Directors; provided, however, that the duly elected Chief Executive Officer or President may appoint any Executive Vice President, Senior Vice President, Vice President, Assistant Secretary or Assistant Treasurer, subject to the right of the Board of Directors to remove such appointee in accordance with this Section 5.1. Any number of offices may be held by the same person; provided that no person may serve concurrently as both President and Vice President.  Any officer may resign at any time by written notice to the corporation.  The Board of Directors may remove any officer at any time at its discretion with or without cause, and the Chief Executive Officer or President, respectively, may remove any officer appointed thereby at any time at his or her discretion with or without cause.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the Board of Directors or by the Chief Executive Officer and/or President of the corporation in accordance with this Section 5.1.

          Section 5.2.     Powers and Duties. The officers of the corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as shall be determined from time to time by the Board of Directors or, with respect to officers appointed by the President, by the President. The Chairman, if one is elected, and otherwise the President (or Chief Executive Officer), if he or she is a director, shall preside at all meetings of the Board of Directors. The President (or Chief Executive Officer) shall preside at all meetings of the stockholders.

ARTICLE VI

STOCK

          Section 6.1.     Certificates; Uncertificated Stock. The Board of Directors may authorize the issue of some or all of the stock of any or all classes or series without certificates. Every holder of stock in the corporation, other than stock that is issued without certificates, shall be entitled to have a certificate, signed by, or in the name of the corporation by, (i) the Chairman, the Chief Executive Officer, the President or a Vice President, and (ii) the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the stock certificate shall contain on its face or back a full statement or summary of the information required to be set forth therein by Section 2-211(b) of the Maryland General Corporation Law; provided that, instead of a full statement or summary of the information, the certificate may state that the corporation will furnish a full statement of the required information to any stockholder on request and without charge.

          Section 6.2.     Certificates. A stock certificate may not be issued until the stock represented by it is fully paid.

          Section 6.3.     Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 6.4.     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates (or such owner’s legal representative) to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 6.5. Transfer Agents and Registrars. At such time as the corporation lists its securities on a national securities exchange or qualifies for trading in the over-the-counter market, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

          Section 6.6.     Transfer of Stock. No transfers of shares of stock of the corporation shall be made if (i) void ab initio pursuant to any provision of the corporation’s Charter or (ii) the Board of Directors, pursuant to any provision of the corporation’s Charter, shall have refused to permit the transfer of such shares. Permitted transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the corporation’s Charter or by action of the Board of Directors thereunder, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VII

GENERAL PROVISIONS

          Section 7.1.     Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Charter, if any, may be declared by resolution adopted by the Board of Directors at any regular or special meeting, pursuant to law; provided, however, as permitted by law, the Board of Directors shall declare such dividends as may be necessary to cause the corporation to satisfy the requirements for qualification as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code of 1986, as amended from time to time (“Code”). Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Charter.

          Before payment of any dividend, subject to the provisions of the Charter and continued qualification as a REIT under the Code, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 7.2.     Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          Section 7.3.     Amendments. The Board of Directors shall have the sole and exclusive power and authority to make, alter or repeal these Bylaws.

ARTICLE VIII

INDEMNIFICATION

          Section 8.1.     Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or elected officer of the corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the corporation and at the request of the corporation, serves or has served as director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The corporation may, with the approval of the Board of Directors, provide such indemnification and advance of expenses to a person who served a predecessor of the corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the corporation or a predecessor of the corporation. Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of the Bylaws or Charter of the corporation inconsistent with this Section 8.1, shall apply or affect the applicability of this Section 8.1 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

As amended and restated by the Board of Directors through July 31, 2008